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                  1994 Employee Stock Purchase Plan, as Amended

                           APPLIED DIGITAL ACCESS, INC.

                        1994 EMPLOYEE STOCK PURCHASE PLAN



     I.        PURPOSE

          This Applied Digital Access, Inc. 1994 Employee Stock Purchase Plan (the "Plan") is intended to provide Qualifying Employees with the opportunity to acquire a proprietary interest in the Company by accumulating amounts for the Employee's Account through payroll deductions and the periodic application of such amounts to the purchase of shares of the Company's Common Stock.

     II.       DEFINITIONS

          For purposes of plan administration, the following terms shall have the meanings indicated:

          ACT shall mean the Securities Act of 1933 (as amended).

          ACCOUNT means the amount held for the benefit of a Participant hereunder which Account will be increased by any payroll deductions from the Participant and will be decreased by amounts applied to the purchase of shares or refunded to or for the benefit of the Participant hereunder.

          BOARD means the Company's Board of Directors.

          CODE means the Internal Revenue Code of 1986, as amended from time to time.

          COMMON STOCK means shares of the Company's Common Stock.

          COMPANY means Applied Digital Access, Inc., a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Applied Digital Access, Inc. which adopts the Plan.

          CORPORATE AFFILIATE means any company which is a parent or subsidiary corporation of the Company (as determined in accordance with Code
Section 424), including any parent or subsidiary corporation which becomes such after the Effective Date.

          EFFECTIVE DATE means the first day of the term of this Plan as set forth in Article XI.A, which term is scheduled to commence upon the effective date of the S-8 Registration Statement covering the shares of Common Stock issuable under the Plan. However, for any Corporate Affiliate which becomes a Participating Company in the Plan after the first day of the initial option period, a subsequent Effective Date shall be designated with respect to participation by its Qualifying Employees.

          ENTRY DATE means the date on which a Participant first joins the option period in effect under the Plan.

          PARTICIPANT means any Qualifying Employee of a Participating Company who has enrolled and is actively participating in the Plan.

          PARTICIPATING COMPANY means the Company and any Corporate Affiliate designated from time to time by the Board.


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          QUALIFYING EMPLOYEE means any person who is engaged, on a
regularly-scheduled basis of more than twenty (20) hours per week and more than five (5) months per calendar year, in the rendition of personal services to the Company, or any Participating Company in exchange for amounts which constitute wages under Section 3121(a) of the Code, provided that no person who owns (within the meaning of Code Section 424(d)) or holds outstanding options or other rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Corporate Affiliates shall be a Qualifying Employees.

          QUARTER means a calendar quarter and (except for the first Quarter of the initial option period or as otherwise designated by the Plan Administrator), each Quarter shall begin on the first business day of the Quarter and shall end on the last business day of such Quarter. The first Quarter of the initial option period under this Plan shall commence on the Effective Date and shall end on June 30, 1994.

          REGULAR COMPENSATION means the basic earnings paid to a Participant by Participating Companies plus (i) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code
Section 125 cafeteria benefit program (now existing or hereafter established), (ii) commissions, and (iii) bonuses payable pursuant to any formal bonus plan which has been approved and adopted by the Board. Regular Compensation shall not include (I) overtime payments, profit-sharing distributions and other incentive-type payments or (II) contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf under any employee benefit or welfare plan (now existing or hereafter established).

          SERVICE means the period during which an individual remains a Qualifying Employee and all periods of Service shall be measured from such individual's most recent date of hire by the Company or such Corporate Affiliate.

     III.      ADMINISTRATION

          The Plan shall be administered by a committee comprised of two (2) or more non-employee Board members appointed from time to time by the Board (the "Plan Administrator"). The Plan Administrator shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.

     IV.       OPTION PERIODS

          A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive option periods during the term of the Plan until the maximum number of shares of Common Stock available for issuance under the Plan shall have been issued.

          B. The initial option period will begin on the Effective Date and will end on the last business day in December, 1995. Subsequent option periods will coincide with calendar years.

          C. Each Participant will have purchase rights as set forth in Article VII for each option period, the purchase price for which shall be collected through payroll deductions and which purchase rights shall be exercised in successive installments each Quarter within the option period.

          D. The acquisition of Common Stock through participation in the Plan for any option period shall neither limit nor require the acquisition of Common Stock by the Participant in any subsequent option period.


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     V.        ELIGIBILITY AND PARTICIPATION

          A. Each Qualifying Employee shall be eligible to participate in an option period under the Plan in accordance with the following provisions:

          - All Qualifying Employees on the Effective Date may enter the initial option period on the Effective Date by enrolling in accordance with Section V.C below.

          - A Qualifying Employee with at least three (3) months of Service on the first day of any subsequent option period may enter that option period on such first day by enrolling in accordance with Section V.C below.

          - A Qualifying Employee who was not previously eligible to enter an option period may enter that option period on the first day of the Quarter next following the date such Qualifying Employee has at least three (3) months of Service by enrolling in accordance with
     Section V.C below.

          B. A Qualifying Employee who does not enroll for an option period on the first date such Qualifying Employee is permitted to enroll hereunder may not subsequently enroll in that option period.

          C. To enroll in the Plan, a Qualifying Employee must complete the enrollment forms prescribed by the Plan Administrator and file such forms with the Plan Administrator (or its designate) on or before the date such Qualifying Employee is first permitted to enter the Option Period.

          D. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Regular Compensation paid to the Participant during each Quarter of the option period, up to a maximum of fifteen percent (15%) of Regular Compensation. The deduction rate so authorized shall continue in effect for the remainder of the option period, except to the extent such rate is changed in accordance with the following guidelines:

               - The Participant may, at any time during a Quarter, reduce the rate of payroll deduction. Such reduction shall become effective as soon as possible after filing of the requisite reduction form with the Plan Administrator (or its designate), but the Participant may not effect more than one such reduction during the same Quarter.

               - The Participant may, prior to the commencement of any new Quarter within the option period, increase or decrease the rate of payroll deduction for the new Quarter by filing the appropriate form with the Plan Administrator (or its designate). The new rate shall become effective as of the first day of the next Quarter.

               Payroll deductions will automatically cease upon the termination of the Participant's purchase right in accordance with the applicable provisions of Section VII below.

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     VI.       STOCK SUBJECT TO PLAN

          A. The maximum number of shares of Common Stock which may be issued under the Plan shall be 300,000 shares of Common Stock (subject to adjustment under Section VI.B below).

          B. In the event any change is made to the Company's outstanding Common Stock by reason of any stock dividend, stock split, combination of shares or other change affecting such outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of shares issuable over the term of the Plan, (ii) the class and maximum number of shares purchasable per Participant during any one option period and
(iii) the class and number of shares and the price per share in effect under each purchase right at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Plan.

     VII.      PURCHASE RIGHTS

          Each Participant in a particular option period shall have the right to purchase shares of Common Stock in a series of successive quarterly installments during such option period on the terms and conditions set forth below (the "Purchase Rights"). Each Participant shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may require.

          PURCHASE PRICE. The Purchase Rights shall be exercised at the end of each Quarter at a purchase price equal to eighty-five percent (85%) of the LOWER of (i) the fair market value per share of the Common Stock on the Participant's Entry Date or (ii) the fair market value per share of the Common Stock on the last business day of the Quarter. However, for each Participant whose Entry Date is other than the first day of the option period, the amount determined under clause (i) shall not be less than the fair market value of the Common Stock on the first day of such option period.

          VALUATION. For purposes of determining the fair market value per share of Common Stock on any relevant date, the following procedures shall be in effect:

          - If fair market value is to be determined on or after the date the Common Stock is first registered under Section 12(g) of the Securities Exchange Act of 1934, then the fair market value shall be the closing selling price on that date, as officially quoted on the NASDAQ National Market System, or if there is no quoted selling price for such date, then the closing selling price on the next preceding day for which there does exist such a quotation.

          -    If fair market value is to be determined prior to such
          Section 12(g) registration of the Common Stock, then the fair market value of the Common Stock on such date shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator deems appropriate.

          NUMBER OF PURCHASABLE SHARES. The number of shares purchasable by a Participant each Quarter shall be the number of whole shares obtained by dividing the amount in Participant's Account at the end of such Quarter by the purchase price in effect for the Quarter.

          Notwithstanding the above, no Participant shall have the right to purchase shares of Common Stock to the extent that, immediately after the grant, such Participant would own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five


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percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Corporate Affiliates.

          PAYMENT. Payment for the Common Stock purchased under the Plan shall be effected by means of the Participant's authorized payroll deductions. Such deductions shall begin on the first pay day coincident with or immediately following the Participant's Entry Date into the option period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the option period. The amounts so collected shall be credited to the Participant's Account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such Account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

          TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

               (i)    A Participant may, at any time prior to the last five
     (5) business days of the Quarter, terminate his/her outstanding purchase right under the Plan by filing the prescribed notification form with the Plan Administrator (or its designate). No further payroll deductions shall be collected from the Participant with respect to the terminated purchase right, and any payroll deductions collected for the current Quarter shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the end of the Quarter. If no such election is made, then such funds shall be refunded as soon as possible after the close of such Quarter.

               (ii) After the termination of purchase rights for an option period, the Participant may not subsequently rejoin that option period. In order to resume participation in any subsequent option period, such individual must re-enroll in the Plan for that option period.

               (iii) If a Participant ceases to be a Qualifying Employee for any reason whatsoever during an option period then all payroll deductions shall terminate and all funds held in the Participant's Account will be promptly paid to the Participant or the Participant's legal representative. No further purchases of shares hereunder shall occur after the Participant has ceased to be a Qualifying Employee.

               (iv) A Participant may withdraw all or any portion of the payroll deductions credited to his or her Plan account and not previously applied toward the purchase of Common Stock by delivering to the Company's designated office a written notice on a form provided by the Company for such purpose. A Participant who withdraws the entire remaining balance in his/her Plan Account pursuant to this paragraph shall be deemed to have terminated his/her purchase right for the option period. Amounts withdrawn shall be returned to the Participant as soon as practicable after the withdrawal and may not be applied to the purchase of shares in any offering period under the Plan. The Company may from time to time establish or change limitations on the frequency of withdrawals permitted under this paragraph, establish a minimum dollar amount that must be retained in the Participant's Account, or terminate the withdrawal right provided by this paragraph.

          STOCK PURCHASE. Subject to the limitations set forth herein, funds held in a Participant's Account at the end of a Quarter (and which are not required to be refunded hereunder) shall be applied to the purchase of whole shares of Common Stock for the Participant on the last business day of the Quarter at the purchase price in effect for such Quarter. Any payroll deductions not applied to such purchase because they are not sufficient to purchase a whole share shall be held for the purchase of Common Stock in the next

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Quarter.  Any payroll deductions not applied to the purchase of Common Stock for any other reason shall be promptly refunded to the Participant.

          PRORATION OF PURCHASE RIGHTS. If the total number of shares of Common Stock which would otherwise be purchased hereunder on any date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares to Participants on a uniform and nondiscriminatory basis.

          RIGHTS AS SHAREHOLDER. A Participant shall have no shareholder rights with respect to the shares subject to his/her outstanding purchase right until the shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

          A Participant shall be entitled to receive, as soon as practicable after purchase hereunder, a stock certificate for the number of shares purchased for the Participant. Such certificate may, upon the Participant's request, be issued in the names of the Participant and his/her spouse as community property or as joint tenants with right of survivorship.

          ASSIGNABILITY. No purchase right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant's death, and during the Participant's lifetime the purchase right shall be exercisable only by the Participant.

          CHANGE IN OWNERSHIP. Should the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of:

               (i) a sale, merger or other reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated), or

               (ii) a reverse merger in which the Company is the surviving corporation but in which more than 50% of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to the reverse merger, then all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the consummation of such sale, merger, reorganization or reverse merger by applying the amounts in each Participant's Account to the purchase of whole shares of Common Stock at eighty-five percent (85%) of the LOWER of (i) the fair market value of the Common Stock on the Participant's Entry Date into the option period in which such transaction occurs or (ii) the fair market value of the Common Stock immediately prior to the consummation of such transaction. However, the applicable share limitations of Articles VII and VIII shall continue to apply to any such purchase, and the clause (i) amount above shall not, for any Participant whose Entry Date for the option period is other than the start date of such option period, be less than the fair market value of the Common Stock on such start date.

          The Company shall use its best efforts to provide at least ten
(10)-days advance written notice of the occurrence of any such sale, merger, reorganization or reverse merger, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights in accordance with the applicable provisions of this Article VII.

     VIII.          ACCRUAL LIMITATIONS

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          A.        No Participant shall be entitled to accrue rights to
acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (I) rights to purchase Common Stock accrued under any other purchase right outstanding under this Plan and (II) similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or its Corporate Affiliates, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding.

          B. For purposes of applying such accrual limitations, the right to acquire Common Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:

                    (i) The right to acquire Common Stock under each such purchase right shall accrue in a series of successive quarterly installments as and when the purchase right first becomes exercisable for each quarterly installment on the last business day of each Quarter for which the right remains outstanding.

                    (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire $25,000 worth of Common Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more purchase rights held by the Participant during such calendar year.

                    (iii) If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Quarter, then the payroll deductions which the Participant made during that Quarter with respect to such purchase right shall be promptly refunded.

          C. In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

     IX.       STATUS OF PLAN UNDER FEDERAL TAX LAWS

          The Plan is designed to qualify as an employee stock purchase plan under Code Section 423.

     X.        AMENDMENT AND TERMINATION

          A. The Board may alter, amend, suspend or discontinue the Plan following the close of any Quarter. However, the Board may not, without the approval of the Company's shareholders:

               (i) materially increase the number of shares issuable under the Plan or the maximum number of shares which may be purchased per Participant during any one option period under the Plan, except that the Plan Administrator shall have the authority, exercisable without such stockholder approval, to effect adjustments to the extent necessary to reflect changes in the Company's capital structure pursuant to Section VI.B;

               (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares issuable under the Plan; or

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               (iii) materially increase the benefits accruing to
     Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

          B. The Company shall have the right, exercisable in the sole discretion of the Plan Administrator, to terminate all outstanding purchase rights under the Plan immediately following the close of any Quarter. Should the Company elect to exercise such right, then the Plan shall terminate in its entirety. No further purchase rights shall thereafter be granted or exercised, and no further payroll deductions shall thereafter be collected, under the Plan.

     XI.       GENERAL PROVISIONS

          A. The term of this Plan shall commence on the effective date of the S-8 Registration Statement covering the common stock issuable under the Plan, PROVIDED that the term shall not commence, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the shareholders; (ii) the Company shall have complied with all applicable requirements, all applicable listing requirements of any securities exchange on which shares of the Common Stock are listed and all other applicable requirements established by law or regulation and the Plan Administrator shall have determined to commence granting Purchase Rights hereunder. In the event shareholder approval is not obtained, or Company compliance with the Act is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect.

          B.        The Plan shall terminate on December 31, 2003.

          C. All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

          D. Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any Corporate Affiliate for any period, and such person's employment may be terminated at any time, with or without cause.